Exhibit 23.1

KPMG LLP
PO Box 10426 777 Dunsmuir Street
Vancouver BC V7Y 1K3
Canada
Telephone (604) 691-3000
Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Zymeworks Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259970-01) and Form S-8 (No. 333-225556-01, 333-257819-01, 333-263043-01 and 333-263042-01) of Zymeworks Inc. (the “Entity”) of our report dated March 7, 2023 on the consolidated financial statements of the Entity which comprise the consolidated balance sheets as of December 31, 2022 and 2021, the related consolidated statements of income (loss), comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively the “consolidated financial statements”), which appears in the Annual Report on Form 10-K of the Entity for the fiscal year ended December 31, 2022.

/s/ KPMG LLP

Chartered Professional Accountants
March 7, 2023
Vancouver, Canada